UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 25, 2007

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-5007	TAMPA ELECTRIC COMPANY	59-0475140
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On July 25, 2007, the Hillsborough County Industrial Development Authority (HCIDA) issued $125.8 million of HCIDA Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007 for the benefit of Tampa Electric Company (“Tampa Electric” or the “company”), consisting of (a) $54.2 million Series 2007A Bonds due May 15, 2018, (b) $51.6 million of Series 2007B Bonds due Sep. 1, 2025, and (c) $20 million of Series 2007C Bonds due Nov. 1, 2020 (collectively, the “Bonds”). Tampa Electric is responsible for payment of the interest and principal associated with the Bonds. The net proceeds of this issuance, together with available cash, will be used to call and retire (a) $51.605 million of the existing HCIDA Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 1990 (the Series 1990 Bonds), which had a maturity date of Sep. 1, 2025, (b) $54.2 million of the existing HCIDA Pollution Control Revenue Refunding Bonds (Tampa Electric Company Gannon Coal Conversion Project), Series 1992 (the Series 1992 Bonds), which had a maturity date of May 15, 2018 and (c) $20 million of the existing HCIDA Pollution Control Revenue Bonds (Tampa Electric Company Project), Series 1993 (the Series 1993 Bonds), which had a maturity date of Nov. 1, 2020 (collectively, the “Original Bonds”). Pursuant to the terms of the respective indenture governing each series of the Original Bonds and Tampa Electric’s direction, the HCIDA delivered instructions to the trustee of the Original Bonds to redeem the Original Bonds on Aug. 1, 2007 (the “Redemption Date”) at a redemption price equal to par plus accumulated but unpaid distributions to the Redemption Date. Pending the company’s use of the net proceeds to retire the Original Bonds, the company will invest the net proceeds in short-term obligations of the United States of America. Costs of the issuance were paid from available funds of the company.

In connection with the issuance of the Bonds, the company entered into a Loan and Trust Agreement (the “Agreement”) with the HCIDA, as issuer, and The Bank of New York Trust Company, N.A., as trustee, relating to the Bonds. A copy of the Agreement (including the form of Bond) is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Bonds bear interest at an auction rate, which, after an initial period for which the rate was set at 3.45% for each of the Series 2007A Bonds and the Series 2007B Bonds and 3.65% for the Series 2007C Bonds, will be reset pursuant to an auction procedure at the end of every auction period, which was initially set at 7 days for the Series 2007A Bonds and the Series 2007B Bonds and at 35 days for the Series 2007C Bonds. The length of the auction period may be changed pursuant to the terms of the Agreement. In connection with the issuance of the Bonds, the company also entered into an insurance agreement with Financial Guaranty Insurance Company (the “Insurance Agreement”) pursuant to which Financial Guaranty Insurance Company issued a financial guaranty insurance policy (the “Policy”). The Policy provides insurance for the company’s obligation for payment on the Bonds and allowed the Bonds to be issued at a lower interest rate than without such insurance in place. The Insurance Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The terms of the Insurance Agreement will, among other things, limit the company’s ability to incur certain liens without ratably securing the Bonds, subject to a number of exceptions.

At the end of any auction period, the company may redeem all or any part of the Bonds at its option at a redemption price equal to the sum of the accrued and unpaid interest to the redemption date on the principal amount of the Bonds to be redeemed, plus 100% of the principal amount of Bonds to be redeemed. The Bonds are also subject to special mandatory redemption in the event that interest payable on any Bond has become subject to federal income tax in accordance with the Agreement.

The Agreement provides for the following events of default, which, except for clause (v), are the same events of default as provided by the indentures governing the Original Bonds: (i) the company fails to pay any interest on the Bonds when due; (ii) the company fails to pay principal of or premium, if any, on the Bonds when due; (iii) the company fails to pay the purchase price of any Bond required to be purchased under the terms thereof; (iv) the company fails to perform in any material way any other covenant in the Agreement, and such failure has continued for 90 days after the company receives written notice as provided in the Agreement; (v) an event of default has occurred and is continuing under the Insurance Agreement; or (vi) certain events of bankruptcy or insolvency of the company described in the Agreement.

If any of the above events of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Bonds may declare the principal amount of all the Bonds to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding Bonds may rescind and annul that declaration and its consequences.

The description above is qualified in its entirety by the Agreement and Insurance Agreement filed herewith as exhibits.

This report is neither an offer to sell nor a solicitation of an offer to buy any of the Bonds. The Bonds were sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Bonds have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Bonds may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Section 2 – Financial Information

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information in Item 1.01 is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

4.1	Loan and Trust Agreement dated as of July 2, 2007 between Tampa Electric Company and The Bank of New York Trust Company, N.A., as trustee (including the form of Bond).

10.1	Insurance Agreement dated as of July 25, 2007 between Tampa Electric Company and Financial Guaranty Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2007	TAMPA ELECTRIC COMPANY
(Registrant)

/s/ S. W. Callahan
S. W. Callahan Vice President - Treasurer and Assistant Secretary

EXHIBIT INDEX

4.1	Loan and Trust Agreement dated as of July 2, 2007 between Tampa Electric Company and The Bank of New York Trust Company, N.A., as trustee (including the form of Bond).

10.1	Insurance Agreement dated as of July 25, 2007 between Tampa Electric Company and Financial Guaranty Insurance Company.